Exhibit 10.3

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT, dated as of June 12, 2025 (this “Administration Agreement”), is entered into by and between KENTUCKY POWER COMPANY (“Kentucky Power”), as administrator (in such capacity, the “Administrator”), and KENTUCKY POWER COST RECOVERY LLC, a Delaware limited liability company (the “Issuer”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuer is issuing the Bonds pursuant to that certain Indenture (including Appendix A thereto) dated as of June 12, 2025 (as amended and supplemented by the Series Supplement dated as of June 12, 2025, the “Indenture”), by and between the Issuer and U.S. Bank Trust Company, National Association, a national banking association, in its capacity as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, a national banking association, in its capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Bonds, including (i) the Indenture, (ii) the Servicing Agreement, dated as of June 12, 2025 (the “Servicing Agreement”), by and between the Issuer and Kentucky Power, as Servicer, (iii) the Purchase and Sale Agreement, dated as of June 12, 2025 (the “Sale Agreement”), by and between the Issuer and Kentucky Power, as Seller, and (iv) the other Basic Documents to which the Issuer is a party, relating to the Bonds (the Indenture, the Servicing Agreement, the Sale Agreement and the other Basic Documents to which the Issuer is a party, as such agreements may be amended and supplemented from time to time, being referred to hereinafter collectively as the “Initial Related Agreements”);

WHEREAS, pursuant to the Initial Related Agreements, the Issuer is required to perform certain duties in connection with the Initial Related Agreements, the Bonds and the Collateral pledged to the Indenture Trustee pursuant to the Indenture;

WHEREAS, the Issuer may from time to time enter into and be required to perform certain duties under additional agreements similar to the Initial Related Agreements (together with the Initial Related Agreements, the “Related Agreements”);

WHEREAS, the Issuer has no employees, other than its officers and Managers, and does not intend to hire any employees, and consequently desires to have the Administrator perform certain of the duties of the Issuer referred to in the preceding clauses and to provide such additional services consistent with the terms of this Administration Agreement and the Related Agreements as the Issuer may from time to time request;

WHEREAS, the Administrator has the capacity to provide the services and the facilities required thereby and is willing to perform such services and provide such facilities for the Issuer on the terms set forth herein; and

WHEREAS, the Commission, or its counsel, will enforce this Administration Agreement for the benefit of Customers to the extent permitted by law;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Duties of the Administrator – Management Services. The Administrator hereby agrees to provide the following corporate management services to the Issuer and to cause third parties to provide professional services required for or contemplated by such services in accordance with the provisions of this Administration Agreement:

(a) furnish the Issuer with ordinary clerical, bookkeeping and other corporate administrative services necessary and appropriate for the Issuer, including, without limitation, the following services:

(i) maintain at the Premises (as defined below) general accounting records of the Issuer (the “Account Records”), subject to year-end audit, in accordance with generally accepted accounting principles, separate and apart from its own accounting records, prepare or cause to be prepared such quarterly and annual financial statements as may be necessary or appropriate and arrange for year-end audits of the Issuer’s financial statements by the Issuer’s independent accountants;

(ii) prepare and, after execution by the Issuer, file with the Securities and Exchange Commission (the “SEC”) and any applicable state agencies documents required to be filed by the Issuer with the SEC and any applicable state agencies, including, without limitation, periodic reports required to be filed under the Securities Exchange Act of 1934, as amended;

(iii) prepare for execution by the Issuer and cause to be filed such income, franchise or other tax returns of the Issuer as shall be required to be filed by applicable law (the “Tax Returns”) and cause to be paid on behalf of the Issuer from the Issuer’s funds any taxes required to be paid by the Issuer under applicable law;

(iv) prepare or cause to be prepared for execution by the Issuer’s managers (the “Managers”) minutes of the meetings of the Managers and such other documents deemed appropriate by the Issuer to maintain the separate limited liability company existence and good standing of the Issuer (the “Company Minutes”) or otherwise required under the Related Agreements (together with the Account Records, the Tax Returns, the Company Minutes, the LLC Agreement, and the Certificate of Formation, the “Issuer Documents”); and any other documents deliverable by the Issuer thereunder or in connection therewith; and

(v) hold, maintain and preserve at the Premises (or such other place as shall be required by any of the Related Agreements) executed copies (to the extent applicable) of the Issuer Documents and other documents executed by the Issuer thereunder or in connection therewith;

(b) take such actions on behalf of the Issuer, as are necessary or desirable for the Issuer to keep in full effect its existence, rights and franchises as a limited liability company under the laws of the state of Delaware and obtain and preserve its qualification to do business in each jurisdiction in which it becomes necessary to be so qualified;

(c) take such actions on behalf of the Issuer as are necessary for the issuance and delivery of the Bonds;

(d) provide for the performance by the Issuer of its obligations under each of the Related Agreements, and prepare, or cause to be prepared, all documents, reports, filings, instruments, notices, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements;

(e) to the full extent allowable under applicable law, enforce each of the rights of the Issuer under the Related Agreements, at the direction of the Indenture Trustee (acting at the written direction of Holders representing at least a majority of the Outstanding Amount of the Bonds);

(f) provide for the defense, at the direction of the Managers, of any action, suit or proceeding brought against the Issuer or affecting the Issuer or any of its assets;

(g) provide office space (the “Premises”) for the Issuer and such reasonable ancillary services as are necessary to carry out the obligations of the Administrator hereunder, including telecopying, duplicating and word processing services;

(h) undertake such other administrative services as may be appropriate, necessary or requested by the Issuer; and

(i) provide such other services as are incidental to the foregoing or as the Issuer and the Administrator may agree.

In providing the services under this Section 1 and as otherwise provided under this Administration Agreement, the Administrator will not knowingly take any actions on behalf of the Issuer which (i) the Issuer is prohibited from taking under the Related Agreements, or (ii) would cause the Issuer to be in violation of any U.S. federal, state or local law or the LLC Agreement.

In performing its duties hereunder, the Administrator shall use the same degree of care and diligence that the Administrator exercises with respect to performing such duties for its own account and, if applicable, for others.

2. Compensation. As compensation for the performance of the Administrator’s obligations under this Administration Agreement (including the compensation of Persons serving as Manager(s), other than the Independent Manager(s), and officers of the Issuer, but, for the avoidance of doubt, excluding the performance by Kentucky Power of its obligations in its capacity as Servicer), the Administrator shall be entitled to $50,000 annually (the “Administration Fee”), payable by the Issuer in semi-annual installments of $25,000 on each Payment Date, which amount will be pro-rated for the first and final Payment Dates. In addition, the Administrator shall be entitled to be reimbursed by the Issuer for all costs and expenses of services performed by unaffiliated third parties and actually incurred by the Administrator in connection with the performance of its obligations under this Administration Agreement in accordance with Section 3 (but, for the avoidance of doubt, excluding any such costs and expenses incurred by Kentucky Power in its capacity as Servicer), to the extent that such costs and expenses are supported by invoices or other customary documentation and are reasonably allocated to the Issuer (“Reimbursable Administrative Expenses”).

3. Third Party Services. Any services required for or contemplated by the performance of the above-referenced services by the Administrator to be provided by unaffiliated third parties (including independent auditor’s fees and counsel fees) may, if provided for or otherwise contemplated by the Financing Order and if the Issuer deems it necessary or desirable, be arranged by the Issuer or by the Administrator at the direction (which may be general or specific) of the Issuer. Costs and expenses associated with the contracting for such third-party professional services may be paid directly by the Issuer or paid by the Administrator and reimbursed by the Issuer in accordance with Section 2, or otherwise as the Administrator and the Issuer may mutually arrange.

4. Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

5. Independence of the Administrator. For all purposes of this Administration Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer or in this Administration Agreement, the Administrator shall have no authority, and shall not hold itself out as having the authority, to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer.

6. No Joint Venture. Nothing contained in this Administration Agreement (a) shall constitute the Administrator and the Issuer as partners or co-members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on either of them or (c) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or any of its directors, members, managers, officers, employees, subsidiaries or affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer.

8. Term of Agreement; Resignation and Removal of Administrator.

(a) This Administration Agreement shall continue in force until the payment in full of the Bonds and any other amount which may become due and payable under the Indenture, upon which event this Administration Agreement shall automatically terminate.

(b) Subject to Sections 8(e) and 8(f), the Administrator may resign its duties hereunder by providing the Issuer with at least sixty (60) days’ prior written notice.

(c) Subject to Sections 8(e) and 8(f), the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty (60) days’ prior written notice.

(d) Subject to Sections 8(e) and 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

(i) the Administrator shall default in the performance of any of its duties under this Administration Agreement and, after notice of such default, shall fail to cure such default within ten (10) days (or, if such default cannot be cured in such time, shall (A) fail to give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer and (B) fail to cure such default within thirty (30) days thereafter);

(ii) a court of competent jurisdiction shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such court shall appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 8(d) (an “Administrator Event of Default”) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee as soon as practicable but in any event within seven (7) days after the happening of such event.

(e) No resignation or removal of the Administrator pursuant to this Section 8 shall be effective until a successor Administrator has been appointed by the Issuer, and such successor Administrator has agreed in writing to be bound by the terms of this Administration Agreement in the same manner as the Administrator is bound hereunder, and until the KPSC Condition described in Section 13(b) hereof has been met.

(f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment and after the KPSC Condition described in Section 13(b) hereof has been met.

9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Administration Agreement pursuant to Section 8(a), the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or 8(d), the Administrator shall be entitled to be paid a pro-rated portion of the annual fee described in Section 2 hereof through the date of termination and all Reimbursable Administrative Expenses incurred by it through the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or 8(d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

10. Administrator’s Liability. Except as otherwise provided herein, the Administrator assumes no liability other than to render or stand ready to render the services called for herein, and neither the Administrator nor any of its directors, members, managers, officers, employees, subsidiaries or affiliates shall be responsible for any action of the Issuer or any of the members, managers, officers, employees, subsidiaries or affiliates of the Issuer (other than the Administrator itself). The Administrator shall not be liable for, nor shall it have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent of the Issuer or any of the members, managers, officers, employees, subsidiaries or affiliates of the Issuer (other than the Administrator itself).

11. INDEMNITY.

(a) SUBJECT TO THE PRIORITY OF PAYMENTS SET FORTH IN THE INDENTURE, THE ISSUER SHALL INDEMNIFY THE ADMINISTRATOR, ITS DIRECTORS, MEMBERS, MANAGERS, OFFICERS, EMPLOYEES AND AFFILIATES AGAINST ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT THE ADMINISTRATOR IS A PARTY THERETO) WHICH ANY OF THEM MAY PAY OR INCUR ARISING OUT OF OR RELATING TO THIS ADMINISTRATION AGREEMENT AND THE SERVICES CALLED FOR HEREIN; PROVIDED, HOWEVER, THAT SUCH INDEMNITY SHALL NOT APPLY TO ANY SUCH LOSS, CLAIM, DAMAGE, PENALTY, JUDGMENT, LIABILITY OR EXPENSE RESULTING FROM THE ADMINISTRATOR’S NEGLIGENCE OR WILLFUL MISCONDUCT IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER.

(b) THE ADMINISTRATOR SHALL INDEMNIFY THE COMMISSION (FOR THE BENEFIT OF THE CUSTOMERS), THE ISSUER, ITS MEMBERS, MANAGERS, OFFICERS AND EMPLOYEES AGAINST ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT THE ISSUER IS A PARTY THERETO, AND ANY LOSS RESULTING FROM HIGHER COMPENSATION PAYABLE TO A SUCCESSOR ADMINISTRATOR AS PROVIDED IN THE FINANCING ORDER) WHICH ANY OF THEM MAY INCUR AS A RESULT OF THE ADMINISTRATOR’S NEGLIGENCE OR WILLFUL MISCONDUCT IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER. THE INDEMNIFICATION OBLIGATION SET FORTH IN THIS PARAGRAPH MAY BE ENFORCED BY THE COMMISSION BUT IS NOT ENFORCEABLE BY ANY CUSTOMER.

12. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)	if to the Issuer, to:

Kentucky Power Cost Recovery LLC

1645 Winchester Avenue

Ashland, Kentucky 41101

Attention: Vice President – Regulatory and Finance

Telephone: (606) 929-1488

Email: Treasury_Operations_AEP@aep.com

(b)	if to the Administrator, to:

Kentucky Power Company

1 Riverside Plaza

Columbus, Ohio 43215

Attention: Treasurer

Telephone: (614) 716-1000

Email: Treasury_Operations_AEP@aep.com

(c)	if to the Indenture Trustee, to the Corporate Trust Office;

or to such other address as any party shall have provided to the other parties in writing. In the case of the Issuer or the Administrator, any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above. In the case of the Indenture Trustee, any notice required hereunder shall be in writing and shall be effective pursuant to the terms of Section 10.04 of the Indenture.

13. Amendments.

(a) General.

(i) This Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator, with ten (10) Business Days’ prior written notice given to the Rating Agencies, but without the consent of any of the Holders, (A) to cure any ambiguity or to correct or supplement any provisions in this Administration Agreement; provided, however, that the Issuer and the Indenture Trustee shall receive an Officer’s Certificate of the Administrator stating that the execution of such amendment shall not adversely affect in any material respect the interests of any Holder, that such amendment is authorized and permitted and that all conditions precedent have been satisfied; or (B) to conform the provisions hereof to the description of this Administration Agreement in the Prospectus.

(ii) In addition, this Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator with (A) the prior written consent of the Indenture Trustee, (B) the satisfaction of the Rating Agency Condition and (C) after the issuance of the Bonds, the satisfaction of the KPSC Condition described in Section 13(b); provided that the Issuer and the Indenture Trustee shall receive an Officer’s Certificate of the Administrator stating that the execution of such amendment shall not adversely affect in any material respect the interests of any Holder without the consent of the Holders of a majority of the outstanding principal amount of the Bonds, that such amendment is authorized and permitted and that all conditions precedent have been satisfied. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(b) KPSC Condition.

(i) With respect to the Commission’s consent to any amendment or modification (including but not limited to the resignation or replacement of the Administrator or the waiver of an Event of Default under the Administration Agreement) to this Administration Agreement, at least 15 days prior to the effectiveness of any such amendment, the Administrator may submit the amendment to the Commission by delivering to the Commission’s Executive Director a written request for such consent, which request shall contain:

(A) a reference to Case No. 2023-00159;

(B) a statement as to the possible effect of the amendment on Ongoing Financing Costs;

(C) an Officer’s Certificate stating that the proposed amendment has been approved by all parties to this Administration Agreement; and

(D) a statement identifying the person to whom the Commission or its staff is to address its consent to the proposed amendment.

(ii) If the Commission or the Commission’s Executive Director, within 15 days (subject to extension as provided in clause (b)(iii)) of receiving a notification complying with subparagraph (b)(i), shall have delivered to the office of the person specified in clause (b)(i)(D) a written statement that the Commission might object to the proposed amendment or modification, then, subject to clause (b)(iv) below, such proposed amendment or modification shall not be effective unless and until either (A) the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification or (B) the Commission is conclusively deemed to not have any objection pursuant to clause (b)(iv) below.

(iii) If the Commission or the Commission’s Executive Director, within 15 days of receiving a notification complying with subparagraph (b)(i), shall have delivered to the office of the person specified in clause (b)(i)(D) a written statement requesting an additional amount of time not to exceed 30 days in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the Commission shall have delivered to the office of the person specified in clause (b)(i)(D) a written statement as described in subparagraph (b)(ii), unless and until either (A) the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification or (B) the Commission is conclusively deemed to not have any objection pursuant to clause (b)(iv) below.

(iv) If (A) the Commission or the Commission’s Executive Director, has not delivered written notice that the Commission might object to such proposed amendment or modification within the time periods described in subparagraphs (b)(ii) or (b)(iii) above, whichever is applicable, or (B) the Commission or the Commission’s Executive Director has delivered such written notice but does not within 45 days of the delivery of the notification in (b)(i) above, provide subsequent written notice confirming that it does in fact object and the reasons therefore or advise that it has initiated a proceeding to determine what action it might take with respect to the matter, then the Commission shall be conclusively deemed not to have any objection to the proposed amendment or modification and such amendment or modification may subsequently become effective.

(v) Following delivery of a notice to the Commission by the Administrator under Section 13(b)(i) above, the Administrator and Issuer may at any time withdraw from the Commission further consideration of any notification of a proposed amendment.

14. Successors and Assigns. This Administration Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Indenture Trustee (acting at the written direction of the Holders representing at least a majority of the Outstanding Amount of the Bonds) and subject to the satisfaction of the KPSC Condition and the Rating Agency Condition in connection therewith. Any assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Administration Agreement may be assigned by the Administrator without the consent of the Issuer or the Indenture Trustee and without satisfaction of the Rating Agency Condition or the KPSC Condition to a corporation or other organization that is a successor (by merger, reorganization, consolidation or purchase of assets) to the Administrator, including without limitation any Permitted Successor; provided that such successor or organization executes and delivers to the Issuer an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Administration Agreement shall bind any successors or assigns of the parties hereto. Upon satisfaction of all of the conditions of this Section 14, the preceding Administrator shall automatically and without further notice be released from all of its obligations hereunder.

15. Governing Law. This Administration Agreement shall be construed in accordance with the laws of the State of Kentucky, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

16. Headings. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Administration Agreement.

17. Counterparts. This Administration Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same Administration Agreement.

18. Severability. Any provision of this Administration Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. Nonpetition Covenant. Notwithstanding any prior termination of this Administration Agreement, the Administrator covenants that it shall not, prior to the date which is one year and one day after payment in full of the Bonds, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

20. Assignment to Indenture Trustee. The Administrator hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties. For the avoidance of doubt, the Indenture Trustee is a third-party beneficiary of this Administration Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

21. Commission Authority. The Commission also shall be a third-party beneficiary of this Administration Agreement for the benefit of the Customers. In this capacity, so long as an event constituting an Administrator Event of Default has occurred and is continuing, the Commission shall be authorized to declare an Administrator Event of Default under this Administration Agreement.

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IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

KENTUCKY POWER COST RECOVERY LLC, as Issuer

By:	/s/ Matthew D. Fransen
Name:	Matthew D. Fransen
Title:	Vice President and Treasurer

KENTUCKY POWER COMPANY, as Administrator

By:	/s/ Matthew D. Fransen
Name:	Matthew D. Fransen
Title:	Vice President and Treasurer

Signature Page to

Administration Agreement